                                                                      EXHIBIT 23









                        Consent of Independent Auditors



The Board of Directors and Stockholders
American Classic Voyages Co.

We consent to incorporation by reference in the registration statement No. 33-80614 on Form S-3 and No. 33-92382 on Form S-8 of American Classic Voyages Co. of our report dated February 19, 1997, relating to the consolidated balance sheets of American Classic Voyages Co. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which report appears in the December 31, 1996 annual report on Form 10-K of American Classic Voyages Co.

                                                       /s/ KPMG Peat Marwick LLP

                                                           KPMG Peat Marwick LLP



Chicago, Illinois
March 26, 1997